Exhibit 99.1
ASSET PURCHASE AGREEMENT
     THIS ASSET PURCHASE AGREEMENT is made as of this 29th day of December, 2008, by and between Premier Merchandising, LLC, a Delaware limited liability company (“Seller”) and Dreamer Media, LLC, a Delaware limited liability company (“Buyer”).
WITNESSETH
     WHEREAS, Dean Gelfand, managing member of the Buyer (“Owner”) formerly owned and operated MGR Entertainment, Inc., a California corporation which operated an entertainment merchandising business for musicians and musical group clients(the “Business”);
     WHEREAS, on March 26, 2008 (the “Acquisition Date”), Seller acquired the Business through a merger between MGR and Seller (the “Merger”) as set forth in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 24, 2008, by and among Premier Exhibitions, Inc. (“Premier”), Seller, MGR and Owner as the majority shareholder of MGR;
     WHEREAS, in connection with the consummation of the Merger, Owner and MGR Entertainment, Inc. entered into an Employment Agreement (the “Gelfand Employment Agreement”), dated as of March 26, 2008, under which Owner was appointed as Executive Vice President of Seller and Owner has acted in such capacity since the Acquisition Date;
     WHEREAS, the Owner desires to re-acquire the Business from the Seller and Seller desires to sell the Business back to Owner (the “Repurchase”);
     WHEREAS, to facilitate the Repurchase, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, the assets and liabilities solely related to the Business, as more particularly described herein, upon the terms and subject to the conditions set forth below.
     NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions set forth below, Seller and the Buyer agree as follows:
ARTICLE I
PURCHASE AND SALE OF ASSETS
     Section 1.01 Sale of Assets. On the terms and subject to the conditions set forth herein, on the date hereof (the “Closing Date”), Seller will sell, assign and transfer to Buyer, and Buyer will purchase and accept from Seller, free and clear of all Encumbrances (as defined below) other than the Permitted Encumbrances, all of its right, title and interest in and to all of the following assets owned, leased, or licensed to the Seller and used exclusively in the Business, in each case as the same exist on the date hereof, but excluding the Excluded Assets (collectively, the “Purchased Assets”):

          (a) all equipment and furnishings used exclusively in the operation of the Business and that are set forth in Schedule 1.01(a);
          (b) all commitments, contracts, agreements, capital leases and operating leases relating exclusively to the operation of the Business that are set forth on Schedule 1.01(b) (collectively, the “Contracts”)
          (c) all rights owned by Seller in and to the name “MGR Entertainment” and all registrations and applications therefor and all goodwill associated therewith;
          (d) all of the Seller’s artist advances, inventory of unbilled accounts, accounts receivable, notes receivable, inventories (including blanks), supplies, and prepaid expenses to the extent any of the foregoing arise exclusively from or are used exclusively in the Business and are set forth on Schedule 1.01(d);
          (e) to the extent transferable, the licenses and right to use the computer software used exclusively in the Business and that is set forth on Schedule 1.01(e); and
          (f) all cash received by Seller on or after the Effective Date (as defined below) in payment of accounts receivable listed on Schedule 1.01(d), which will be transferred by Seller to Buyer in accordance with Section 2.08 below; and
          (g) any rights that Seller may have in the URLs listed on Schedule 1.01(g).
     Section 1.02 Excluded Assets. Notwithstanding anything in this Article I to the contrary, the Buyer expressly understands and agrees that all rights and assets of Seller that are not specifically included in the Purchased Assets are excluded from the Purchased Assets (the “Excluded Assets”). For the avoidance of doubt, the Purchasing Parties further understand and agree that the term “Business” as used herein shall not include any business conducted by Seller with respect to or in connection with any exhibitions owned or operated by Premier, RMS Titanic, Inc. or any of Premier’s other subsidiaries or affiliates (the “Excluded Business”).
     Section 1.03 Assumed Liabilities. On the terms and subject to the conditions set forth herein, on the date hereof, Buyer will assume, and discharge or perform when due, all debts, liabilities and obligations that arise out of or are related to any of the following (collectively, the “Assumed Liabilities”): (i) the obligations and liabilities related to the Contracts, that arise on or after November 1, 2008 (the “Effective Date”); (ii) the Permitted Encumbrances, (iii) the current liabilities of Seller with respect to the operation of the Business that are set forth on Schedule 1.03(iii); (iv) all unpaid personal property taxes, if any, that are not overdue attributable to the Purchased Assets for any period beginning on and after the Effective Date; (v) all of Seller’s obligations under the Worker Adjustment and Retraining Notification Act with respect to the operation of the Business as a result of (A) the acts of Buyer on or after the Closing, or (B) Buyer’s breach of its covenants with respect to Employees under Section 7.08; (vi) all amounts due to but that have not been paid to the customers of the Business; (vi) any other obligations and liabilities identified in Schedule 1.03(vi); (vii) (A) the cost of goods sold of the Business and direct costs such as hall and vend fees, road expenses, art and design expenses, credit card fees, freight and trucking expenses and marketing and promotion expenses related to the touring activities of East-West Touring, Inc. (the “Dylan Tour”) for the period beginning October 22, 2008 through the Effective Date, (B) the cost of goods sold arising out of the operation of the Business for the period beginning on the Effective Date and ending on the Closing Date and (C) 50% of the payroll expenses and all operating expenses as design costs, postage and delivery expenses, supply expenses, travel expenses, temporary labor expenses, telephone expenses, for the period beginning on the Effective Date and ending on the Closing Date (the debits, liabilities and obligations referred to in this Section 1.03(vii) being collectively referred to herein as the “Post-Effective Liabilities”), which Post-Effective Liabilities will be paid for by Buyer to Seller in accordance with Section 2.08 below; and (viii) the operations of the Business on and after the Closing Date, and assumes no other liabilities of Seller or its affiliates.
     Section 1.04 Intentionally deleted.
     Section 1.05 CONDITION OF PURCHASED ASSETS. THE BUYER EXPRESSLY ACKNOWLEDGES THAT IT IS ACQUIRING THE PURCHASED ASSETS ON AN “AS IS” BASIS, SUBJECT ONLY TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN ARTICLE III. ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, TITLE AND AGAINST INFRINGMENT ARE EXPRESSLY DISCLAIMED.
ARTICLE II
PURCHASE PRICE
     Section 2.01 Purchase Price. In full payment for the Purchased Assets, Buyer shall (i) pay to Seller the total sum of One Million Twenty Five Thousand Dollars ($1,025,000.00) (the “Purchase Price”) in accordance with Section 2.02 below and (ii) assume the Assumed Liabilities on the Closing Date.
     Section 2.02 Payment. Buyer shall pay the Purchase Price as follows:
          (a) At the Closing, Seller, Buyer and Goldring, Hertz & Lichtenstein LLP, as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement (the “Escrow Agreement”), pursuant to which the Buyer, at the Closing, will deposit (by wire transfer of immediately available funds) the sum of Four Hundred Thousand Dollars ($400,000.00) (the “Escrow Fund”) with the Escrow Agent, for disposition in accordance with Section 2.03 below; and
          (b) on the Closing Date, the Buyer shall deliver a promissory note to Seller, in the aggregate principal amount of Six Hundred and Twenty Five Thousand Dollars ($625,000.00), substantially in the form attached hereto as Exhibit “A” (the “Promissory Note”).
     Section 2.03 Release of Escrow Fund. Following the Closing Date, Seller shall pay the liabilities set forth on Schedule 2.03 (the “Retained Liabilities”). Upon receipt by Escrow Agent and Buyer of evidence from Seller, to Buyer’s reasonable satisfaction, that eighty percent (80%) of the aggregate value of the Retained Liabilities has actually been paid by Seller, Escrow Agent shall pay, and Buyer shall cause the Escrow Agent to pay, the Escrow Fund to Seller by wire transfer of immediately available funds to an account designated by the Seller in accordance with the terms of the Escrow Agreement. The parties acknowledge and agree that a copy of an invoice with a cancelled check is satisfactory evidence of any payment made in connection with this Section 2.03. Seller agrees to pay the Retained Liabilities in the order reasonably determined by Buyer provided that (i) the timeframe in which any Retained Liability is paid shall be determined by the Seller in its sole discretion, (ii) nothing herein shall restrict Seller from paying any Retained Liability in the order of its choosing so long as Seller complies with the reasonable instructions received by Seller from Buyer under this Section 2.03 and (iii) Seller shall have no obligation to comply with an instruction of Buyer under this Section 2.03 if complying with such instruction would cause Seller to be in breach or violation of any obligation owed to a third party.
     Section 2.04 Taxes. All excise, sales, use, value added, transfer, stamp, documentary, filing, recordation and any other taxes levied by any Governmental Entity (as defined below) and any fees that may be imposed or assessed as a result of the Closing of this transaction, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties will be borne by Buyer.
     Section 2.05 Allocation of Purchase Price. Seller and Buyer shall determine an allocation of the Cash Purchase Price among the Purchase Assets within thirty (30) days of the Closing Date so that an IRS Form 8594 may be timely filed. Each party shall file an IRS Form 8594 with their respective federal income tax returns in a manner consistent with the allocation agreed upon by Seller and Buyer.
     Section 2.06 Prorations and Utilities. Buyer and Seller shall prorate as of the Effective Date, if applicable, real estate lease payments, real estate and personal property taxes, assessments and other similar charges against real estate (including any penalties and interest associated therewith), plus all other income and expenses which are normally prorated upon the sale of assets of a going concern. As to power and utility charges, final readings as of the Effective Date shall be ordered from the utilities with the cost of obtaining such final readings, if any, to be paid by the Seller.
     Section 2.07 Payment of Retained Liabilities by Buyer. The Buyer may pay any of the Retained Liabilities directly to the party to which such liability is owed on Seller’s behalf. Upon receipt by Seller of evidence from Buyer, to Seller’s reasonable satisfaction, that Buyer has paid a Retained Liability, the outstanding principal amount of the Promissory Note shall be reduced as of the time of such payment by an amount equal to the amount of the Retained Liability paid for by Buyer. Any payment by Buyer of any Retained Liability prior to the date that the Escrow Fund is released to Seller under Section 2.03 above, shall be accounted for as a payment by Seller of the Retained Liability for purposes of Section 2.03 above, provided, however, that Seller will not be obligated to provide Buyer with evidence of payment of the Retained Liability paid for by Buyer. The parties acknowledge and agree that a copy of an invoice with a cancelled check is satisfactory evidence of any payment made in connection with this Section 2.07.

     Section 2.08 Reimbursement of Post-Effective Liabilities Paid for by Seller. On the day after the Closing Date, the Seller shall transfer the sum of One Hundred Ten Thousand Dollars ($110,000) to Buyer, by wire transfer of immediately available funds to an account designated by Buyer, which amount represents the cash collected by Seller that is to be transferred to Buyer under Section 1.01(f) above, less the amounts Seller has paid to discharge the Post-Effective Liabilities prior to the Closing Date.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
     As of the Closing Date, Seller represents and warrants to Buyer as follows:
     Section 3.01 Organization and Authority. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is entitled to own and operate its properties and to carry on its business as, and in the places where, such properties are owned or operated and such business is conducted.
     Section 3.02 Power and Authority. Seller has full limited liability company power and authority to execute and deliver this Agreement and the agreements, documents and instruments required to be delivered by Seller to Buyer on the Closing Date as set forth in Section 6.01 (the “Seller Closing Documents”) and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and the Seller Closing Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and no additional authorization or consent is required in connection therewith.
     Section 3.03 No Conflict with Corporate Documents, Court Orders or Contracts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby by Seller and the performance of the terms and provisions hereof to be performed by Seller will not: (i) conflict with the Certificate of Formation or the Limited Liability Company Agreement of Seller, (ii) violate any order, writ, injunction, or decree applicable to Seller; or (iii) result in any breach or termination of, or constitute a default under, any contract, or constitute an event which would become a default under any contract, or result in the creation of any lien or encumbrance upon any of the Purchased Assets, except for, in the cases of the foregoing clauses (ii) and (iii), violations, breaches, terminations, defaults, liens and encumbrances that would not (x) have a material adverse effect on the Purchased Assets taken as a whole, (y) prevent consummation of the transactions contemplated hereby and under the Seller Closing Documents or (z) materially impair the ability of Seller to perform its obligations hereunder or under the Seller Closing Documents.
     Section 3.04 Consents. Except as set forth on Schedule 3.04, no consent, approval, or other authorization of any court, federal, state, municipal government or other governmental department, commission, board, bureau, agency or instrumentality (collectively, a “Governmental Entity”) or other third party is required in connections with the execution or delivery of this Agreement or any Seller Closing Document by Seller or the consummation by Seller of the transactions contemplated hereby or thereby, except for those the failure of which to obtain would not (x) have a material adverse effect on the Purchased Assets taken as a whole, (y) prevent consummation of the transactions contemplated hereby and under the Seller Closing Documents or (z) materially impair the ability of Seller to perform its obligations hereunder or under the Seller Closing Documents.
     Section 3.05 Litigation and Other Proceedings. There are no actions, proceedings or investigations pending against or, to the knowledge of the Seller, threatened against or affecting against Seller at law or in equity, before or by Governmental Entity, except for those that would not prevent consummation of the transactions contemplated hereby or materially impair the ability of Seller to perform its obligations hereunder.
     Section 3.06 Binding Effect. This Agreement and each Seller Closing Document, when executed and delivered by Seller, will constitute valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     Section 3.07 Brokers. Seller is not party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against Seller, for the payment of any broker’s or finder’s fee in connection with the negotiation, execution or performance of this Agreement.
     Section 3.08 Property Title. Except for the Permitted Encumbrances, Seller has good title to all of the Purchased Assets. The Purchased Assets are free and clear of all liens, security interests, claims, charges, encumbrances or restrictions (“Encumbrances”), subject only to: (i) those Encumbrances set forth in Schedule 3.08; (ii) other Encumbrances (including easements, covenants, licenses and other restrictions) which shall not materially interfere with the operation of, materially and adversely affect the value of, or have a material adverse effect on, the Purchased Assets taken as a whole; (iii) mechanics’, materialmen’s, and similar liens; (iv) liens for taxes levied by any Governmental Entity not yet due and payable or for any such taxes that the taxpayer is contesting in good faith through appropriate proceedings; (v) purchase money liens and liens securing rental payments under capital lease arrangements; or (vi) any Encumbrances or other title defects and imperfections which the Purchase Assets were subject to and prior to the Acquisition Date (collectively, “Permitted Encumbrances”).
     Section 3.09 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither Seller nor any other individual, entity or organization make any other express or implied representation or warranty on behalf of Seller.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER
     As of the Closing Date, Buyer represents and warrants to Seller as follows:
     Section 4.01 Organization and Authority. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of

Delaware and is entitled to own and operate its properties and to carry on its business as, and in the places where, such properties are owned or operated and such business is conducted.
     Section 4.02 Power and Authority. Buyer has all necessary power and authority to execute and deliver this Agreement and the agreements, documents and instruments required to be delivered by Seller to Buyer on the Closing Date as set forth in Section 6.02 (the “Buyer Closing Documents”) and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and the Buyer Closing Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and no additional authorization or consent is required in connection therewith.
     Section 4.03 No Conflict with Corporate Documents, Court Orders or Contracts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby by Buyer and the performance of the terms and provisions hereof to be performed by Buyer will not: (i) conflict with the articles of organization, operating agreement and other governing documents of Buyer, (ii) violate any order, writ, injunction, or decree applicable to Buyer; or (iii) result in any breach or termination of, or constitute a default under, any contract, or constitute an event which would become a default under any contract, except for, in the cases of the foregoing clauses (ii) and (iii), violations, breaches, terminations, defaults, liens and encumbrances that would not prevent consummation of the transactions contemplated hereby and under the Buyer Closing Documents or materially impair the ability of Buyer to perform its obligations hereunder or under the Buyer Closing Documents.
     Section 4.04 Consents. No consent, approval, or other authorization of any Governmental Entity or other third party is required in connection with the execution or delivery of this Agreement or any Buyer Closing Document by Buyer or the consummation by Buyer of the transactions contemplated hereby or thereby, except for those the failure of which to obtain would not prevent consummation of the transactions contemplated hereby and under the Buyer Closing Documents or materially impair the ability of Buyer to perform its obligations hereunder or under the Buyer Closing Documents.
     Section 4.05 Litigation and Other Proceedings. There are no actions, proceedings or investigations pending against or, to the knowledge of the Buyer, threatened against or affecting against Buyer at law or in equity, before or by Governmental Entity, except for those that would not prevent consummation of the transactions contemplated hereby or materially impair the ability of Buyer to perform its obligations hereunder.
     Section 4.06 Binding Effect. This Agreement and each Buyer Closing Document, when executed and delivered by Buyer, will constitute valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     Section 4.07 Brokers. Buyer is not a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against Buyer, for the payment of any broker’s or finder’s fee in connection with the negotiation, execution or performance of this Agreement.
     Section 4.08 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement or in any Buyer Closing Document, neither Buyer nor any other person makes any other express or implied representation or warranty on behalf of Buyer.
ARTICLE V
CLOSING DELIVERIES
     Section 5.01 Closing Deliveries of Seller. At the closing of the transactions contemplated by this Agreement (the “Closing”), unless otherwise waived by Buyer, Seller will deliver to Buyer the following:
          (a) Documents of transfer and assignment, duly executed by Seller, conveying the Purchased Assets and assigning the Assumed Liabilities to Buyer;
          (b) A duly executed counterpart of the Escrow Agreement;
          (c) A duly executed counterpart of a termination agreement (the “Lease Termination Agreement”) under which the Seller agrees to terminate, effective as of December 1, 2008, that certain Deed of Lease, dated as of March 26, 2008, by and between Dream Holdings, LLC, as landlord (the “Landlord”) and MGR Entertainment, Inc., as tenant (the “Lease Agreement”), in connection with the consummation of the transactions contemplated by this Agreement;
          (d) A duly executed counterpart of a termination agreement (the “Gelfand Termination Agreement”) under which the Seller agrees to terminate, effective as of December 1, 2008, the Gelfand Employment Agreement in connection with the consummation of the transactions contemplated by this Agreement;
          (e) A duly executed counterpart of a termination agreement (the “English Termination Agreement”) under which the Seller agrees to terminate, effective as of December 1, 2008, that certain Employment Agreement, dated as of March 26, 2008, by and between MGR Entertainment, Inc. and Marijo English (the “English Employment Agreement”), in connection with the consummation of the transactions contemplated by this Agreement;
          (f) A duly executed counterpart of a termination agreement (the “Repurchase Termination Agreement”) under which Premier agrees to terminate, effective as of December 1, 2008, that certain Repurchase Agreement, dated as of March 26, 2008, by and between Premier and Owner (the “Repurchase Agreement”), in connection with the consummation of the transactions contemplated by this Agreement;
          (g) A duly executed counterpart of a termination agreement (the “Guarantee Termination Agreement”) under which Premier agrees to terminate, effective as of December 1, 2008, that certain Guarantee Agreement, dated as of March 26, 2008, by and between Premier and

Owner (the “Guarantee Agreement”), in connection with the consummation of the transactions contemplated by this Agreement;
          (h) Copies of resolutions duly adopted by the managers of Seller, authorizing and approving the consummation of the transactions contemplated hereby and the execution and delivery of this Agreement and the other documents described herein, each certified as true, complete and in full force and effect as of Closing by a duly authorized officer of Seller;
          (i) An executed copy of the Transition Services Agreement (as defined below); and
          (i) Such other instruments and documents as Buyer may reasonably request.
     Section 5.02 Closing Deliveries of Buyer. At Closing, unless otherwise waived by Seller, Buyer will deliver to Seller the following:
          (a) A duly executed counterpart of the Escrow Agreement;
          (b) Evidence to Seller’s reasonable satisfaction that the Escrow Fund has been deposited with the Escrow Agent.
          (c) an assumption agreement, duly executed by Buyer, pursuant to which Buyer assumes the Assumed Liabilities;
          (d) A counterpart to the Lease Termination Agreement duly executed by Landlord under which Landlord agrees to terminate, effective as of December 1, 2008, the Lease Agreement in connection with the consummation of the transactions contemplated by this Agreement;
          (e) A counterpart to the Gelfand Termination Agreement duly executed by Owner under which Owner agrees to terminate, effective as of December 1, 2008, the Gelfand Employment Agreement, in connection with the consummation of the transactions contemplated by this Agreement;
          (f) A counterpart to the English Termination Agreement duly executed by Marijo English under which Marijo English agrees to terminate, effective as of December 1, 2008, the English Employment Agreement in connection with the consummation of the transactions contemplated by this Agreement;
          (g) A counterpart to the Repurchase Termination Agreement duly executed by Owner under which Owner agrees to terminate, effective as of December 1, 2008, the Repurchase Agreement in connection with the consummation of the transactions contemplated by this Agreement;

          (h) A counterpart to the Guarantee Termination Agreement duly executed by Owner under which Owner agrees to terminate, effective as of December 1, 2008, the Guarantee Agreement in connection with the consummation of the transactions contemplated by this Agreement;
          (i) Copies of resolutions duly adopted by the managing member(s) of Buyer, authorizing and approving the consummation of the transactions contemplated hereby and the execution and delivery of this Agreement and the other documents described herein, each certified as true, complete and in full force and effect as of Closing by a duly authorized officer of Buyer; and
          (j) An executed copy of the Promissory Note;
          (k) An executed copy of a security agreement by the Buyer in favor of the Seller, substantially in the form attached hereto as “Exhibit C” (the “Security Agreement”); and
          (l) An executed copy of the Transition Services Agreement (as defined below); and
          (m) Such other instruments and documents as Seller may reasonably request.
ARTICLE VI
COVENTANT AND AGREEMENTS
     Section 6.01 Audits. Following Closing, to the extent so requested by Seller, Buyer also agrees to cooperate with Seller, at Seller’s sole expense, in the preparation by Seller’s independent auditors of audited financial statements as of and for the period ending on the Closing Date.
     Section 6.02 Books and Records. Until the later to occur of (a) the final adjudication of any dispute or investigation arising out of the business, operations or affairs of the Business prior to the Closing Date, or (b) sixty (60) days following the running of the applicable statutes of limitations, Buyer will maintain in the ordinary course of business all books and records of the Business constituting a part of the Purchased Assets which relate to the pre-Closing business, operations and affairs of the Business, and Seller will maintain in the ordinary course of business all such books and records not constituting a part of the Purchased Assets, in each case to the extent reasonably necessary in connection with any tax or other liability or matter for any period ending on or before the Closing Date. After the expiration of such period, no party will destroy any of such books or records without giving the other the opportunity, at the latter’s sole expense, to take possession thereof. Immediately after the Closing Date, Seller shall transfer to Buyer any and all books and records related exclusively to the Business and reasonably required by Buyer to effectuate an orderly transition and post-Closing operation of the Business, provided, however, that (i) no books and records will be transferred if prohibited by law, (ii) such books and records shall not include Seller’s tax or accounting records, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do primarily with Sellers organization and capitalization and (iii) Seller may maintain copies of all books and records transferred to Buyer hereunder.

     Section 6.03 Cooperation. For a period of four (4) years after Closing, upon reasonable notice, during normal business hours and at the expense of the requesting party, each party will, to the extent necessary to facilitate concluding the transactions contemplated hereby, audits, compliance with applicable laws, rules and regulations and any other requirements of Governmental Entities and the prosecution or defense of third party claims, and to the extent that it does not materially interfere with its business operations: (i) execute or cause to be executed documents and instruments reasonably requested by the other and relating to the transactions contemplated hereby; (ii) afford to the representatives of the other, including its counsel and accountants, reasonable access to such records and information as may be available relating to the Purchased Assets and the Business for periods prior to Closing, and reasonable access to its officers and employees; and (iii) cooperate, and use its commercially reasonable efforts to cause its officers and employees to cooperate, with the other and with appropriate Governmental Entity and other third parties, in furnishing information, evidence, testimony and other reasonable assistance. The parties agree that the provisions of this Section 6.03 will survive expiration of the four (4) year cooperation period with respect to any claim, proceeding, action, lawsuit or demand made against Seller, the Business or the excluded Business within the four (4) year cooperation period.
     Section 6.04 Post Closing Matters.
          (a) Any asset or any liability, all other remittances and all mail and other communications that is an Excluded Asset or a liability of Seller which is not an Assumed Liability, and which comes into the possession, custody or control of Buyer (or its respective successors-in-interest, assigns or affiliates), shall within ten (10) business days following receipt be transferred, assigned or conveyed by Buyer (and its respective successors-in-interest, assigns or affiliates) to Seller at Seller’s cost. Until such transfer, assignment and conveyance, Buyer (and its respective successors-in-interest, assigns or affiliates) shall not have any right, title or interest in or obligation or responsibility with respect to such asset or liability except that Buyer (and its respective successors-in-interest, assigns or affiliates) shall hold such asset in trust for the benefit of Seller.
          (b) Any asset or any liability, all other remittances and all mail and other communications that is a Purchased Asset or an Assumed Liability, and which comes into the possession, custody or control of Seller (or its respective successors-in-interest, assigns or affiliates), shall within ten (10) business days following receipt be transferred, assigned or conveyed by Seller (and its respective successors-in-interest, assigns or affiliates) to Buyer at Buyer’s cost. Until such transfer, assignment and conveyance, Seller (and its respective successors-in-interest, assigns or affiliates) shall not have any right, title or interest in or obligation or responsibility with respect to such asset or liability except that Seller (and its respective successors-in-interest, assigns or affiliates) shall hold such asset in trust for the benefit of Buyer.
          (c) Pursuant to the terms of a mutually approved Transition Services Agreement substantially in the form attached hereto as Exhibit “B” (the “Transition Services Agreement”), Seller shall engage Buyer to render certain transition services to Seller.
     Section 6.05 Confidentiality.

          (a) Subsequent to Closing, any party hereto in receipt of any Confidential Information (each, the “Receiving Party”) from any other party hereto (each, the “Disclosing Party”) will, and will use its commercially reasonable efforts to cause its affiliates, employees, representatives and agents to, hold in strict confidence such Confidential Information, unless compelled to disclose the same by judicial or administrative process or, in the opinion of counsel, by other requirements of law; provided, however, that in either such case the Receiving Party will provide the Disclosing Party with prompt prior notice thereof so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 7.05. In the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance with the provisions hereof, the Receiving Party will furnish only that portion of Confidential Information which, in the opinion of the Receiving Party’s counsel, is required, and the Receiving Party will exercise best efforts to obtain reliable assurance that confidential treatment will be accorded such of the disclosed Confidential Information as the Disclosing Party so designates. The Receiving Party will not otherwise disclose Confidential Information to any Person, except with the consent of the Disclosing Party. The Receiving Party’s obligations under this Section 7.05 will survive, and at any time upon request of the Disclosing Party, the Receiving Party will promptly return or cause to be returned to the Disclosing Party all documents and all copies thereof held by the Receiving Party, or its affiliates, employees, representatives or agents, containing Confidential Information, including notes, memoranda and other materials, in all media. The Receiving Party recognizes that any breach of the provisions of this Section 7.05 would result in irreparable harm to the Disclosing Party and its affiliates and, therefore, that the Disclosing Party will be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of its other legal and equitable remedies.
          (b) For purposes of this Section 7.05, “Confidential Information” means all information of any kind concerning the Disclosing Party or any of its affiliates, obtained directly or indirectly from the Disclosing Party or any of its affiliates, employees, representatives or agents in connection with the transactions contemplated by this Agreement, except information (a) ascertainable or obtained from public or published sources, (b) received from a third party not known by the Receiving Party to be under an obligation to keep such information confidential, (c) which is or becomes known to the public (other than through a breach of this Agreement), or (d) which was in the Receiving Party’s possession prior to disclosure thereof to the Receiving Party and which was not subject to any obligation to keep such information confidential.
     Section 6.06 Bulk Transfer Laws. Buyer and Seller agree to waive compliance with all bulk transfer laws that may be applicable to this transaction.
     Section 6.07 MGR Entertainment. Seller agrees to cease any and all further uses of the name MGR Entertainment except as may be necessary to comply with the laws, rules, regulations or orders of any Governmental Entity or to comply with the rules and regulations of each stock exchange upon which the securities of Seller or its affiliates are listed.
     Section 6.08 Employees.

          (a) At the Closing, Seller will terminate and Buyer will offer to hire and employ each person who was an active employee at the Business or on leave immediately prior to the Closing listed on Schedule 7.08(a) (collectively, the “Employees”), at the same rate of compensation as was paid to such Employee on the day immediately preceding the Closing and with benefits substantially similar to those then provided by Buyer to its other employees.
          (b) Buyer will give each Employee full credit for all service with the Business, as if such service had been with Seller, for purposes of eligibility to participate in, vesting and payment of benefits under (but not for purposes of determining the amount of any benefit under) Buyer’s 401(k) plan and any other employee benefit plan maintained by Buyer, as permitted by law and the terms of each such plan.
          (c) Buyer will give credit (or cause its insurance carriers to give credit) to each Employee, on a dollar-for-dollar basis, toward the deductible and co-payment requirements of any group health plans for any such amounts paid by any Employee (or eligible dependent) under the Seller’s applicable group health plan for the plan year during which the Closing occurs; provided, however, that such Employee provides Buyer reasonable evidence of the amount credited toward his deductible and co-payment requirements.
          (d) Nothing contained in this Section 7.08 will limit Buyer’s management prerogatives with respect to Employees, or create a right of continued employment for any Employee or group of employees or create any right of action by any Employee, any group of Employees or any other third party, either jointly or severally.
          (e) Notwithstanding anything in this Agreement to the contrary, from and after the Closing, Seller and Buyer will each comply in all respects with the group health plan continuation coverage requirements of COBRA.
ARTICLE VII
INDEMNIFICATION
     Section 7.01 Indemnification by Seller. Seller will be responsible for, and hereby indemnifies Buyer and holds it and its officers, directors, shareholders, agents, affiliates, successors and assigns (the “Buyer Indemnified Parties”) harmless from and against any and all costs, losses, taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including interest, penalties, costs of mitigation, attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Losses”), incurred in connection with, arising out of, resulting from or incident to: (a) any facts or circumstances that constitute a breach of any representation or warranty of Seller contained herein; (b) any act or omission that constitutes a breach of any covenant or agreement of Seller contained herein; (c) any Excluded Liability; (d) any fact or circumstance arising out of or relating to the Excluded Business (and legal compliance with all applicable federal and state rules and regulations with respect to the Excluded Business), (e) any fact or circumstance arising out of or relating to Seller’s operating of the Business prior to the Effective Date. Notwithstanding the foregoing, Seller will not be obligated to pay any monetary amount under this Section 8.01 until the aggregate amount of Losses for all claims brought hereunder exceeds $25,000 of the Cash Purchase Price (the “Threshold”), in which case Buyer and/or the Buyer Indemnified Parties will be entitled to recover only those Losses in excess of the Threshold. The aggregate liability of Seller for indemnification obligations payable under Section 8.01 will not exceed the Purchase Price (the “Cap”).
     Section 7.02 Indemnification by Buyer. The Buyer will be responsible for, and hereby indemnify Seller and hold it and its officers, directors, shareholders, agents, affiliates, successors and assigns (“Seller Indemnified Parties”) harmless from and against any and all Losses, incurred in connection with, arising out of, resulting from or incident to: (a) any facts or circumstances that constitute a breach of any representation or warranty of Buyer contained herein; (b) any act or omission that constitutes a breach of any covenant or agreement of Buyer contained herein; (c) any Assumed Liability; and (d) the operation of the Business or of Buyer from and after the Effective Date (except for any liabilities which are Retained Liabilities) and the operations of the Business with respect to the Dylan Tour from and after October 22, 2008. Notwithstanding the foregoing, Buyer will not be obligated to pay any monetary amount under Section 8.02 until the aggregate amount of Losses for all claims brought hereunder exceeds the Threshold, in which case Seller and/or the Seller Indemnified Parties will be entitled to recover only those Losses in excess of the Threshold. The aggregate liability of Buyer for indemnification obligations payable under Section 8.02 will not exceed the Cap.
     Section 7.03 Survival. Any claim for indemnification by Buyer with respect to any Loss arising out of the matters described in Section 8.01, must be asserted by Buyer within one (1) year after the Closing Date or it will be barred; provided, however, that any claims for breach of any covenant or agreement made in this Agreement shall survive Closing and may be asserted at any time within one (1) year following the last date on which such covenant or agreement is to be performed hereunder.
     Section 7.04 Losses; Insurance. As used in this Article VIII, the term “Losses” include only losses actually paid or incurred, and does not include: (i) any amounts recovered from any surety, insurance carrier or third party obligor, nor the cost of maintaining any surety or insurance policies, and no right of subrogation against the indemnifying party will accrue hereunder to or for the benefit of any surety, insurance company or any third party; (ii) any incidental or consequential damages which the indemnified party may suffer; or (iii) any cost or expense previously counted in determining Losses. The indemnified party agrees to submit in a timely manner to any applicable surety, insurance carrier or third party obligor all claims for indemnifiable Losses for which such entity may have liability.
     Section 7.05 Procedure. As a condition precedent to a claim under this Article VIII, an indemnified party will promptly give to an indemnifying party notice of any matter which the indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, which notice will specify in reasonable detail the nature of the claim and the basis for indemnification. If a claim by a third party is made against an indemnified party, and if such indemnified party intends to seek indemnity with respect thereto, the indemnified party will promptly give the indemnifying party notice of such claim. The indemnifying party will have thirty (30) days after receipt of such notice to assume and control the defense of such claim at its expense and through counsel of its choice reasonably satisfactory to the indemnified party. If the indemnifying party elects not to defend against such claim, then it will promptly so notify the indemnified party and, in such event (and even in the absence of such notice), the indemnified party will thereupon be entitled, at its option, to assume and control the defense of such claim at its expense and through counsel of its choice. If the indemnifying party exercises its right to undertake the defense against any such claim as herein provided, the indemnified party will cooperate with the indemnifying party in such defense and make available to the indemnifying party all pertinent records, materials and information in its possession or under its control relating thereto as is reasonably requested by the indemnifying party. No claim which is being assumed and defended in good faith by the indemnifying party will be settled by the indemnified party without the consent of the indemnifying party.
     Section 7.06 Defenses, Claims and Setoffs. The indemnifying party will be subrogated to any and all defenses, claims and setoffs that the indemnified party asserted or could have asserted against the third party making a claim. The indemnified party will execute and deliver to the indemnifying party such documents as may be reasonably necessary to establish by way of subrogation the ability and right of the indemnifying party to assert such defenses, claims and setoffs.
     Section 7.07 Exclusive Remedy. The indemnification provisions in Article VIII of this Agreement shall provide the sole and exclusive remedy of the parties hereto, their affiliates, and any of their officers, directors, employees, stockholders, agents and representatives with respect to any and all Losses of any kind or nature whatever incurred because of or resulting from or arising out of this Agreement, the transactions contemplated hereby, and, without limiting the rights, obligations, liabilities or remedies of any party under the Merger Agreement, the Business, and any of the Purchased Assets. No limitations on indemnification contained in this Article VIII will apply in the event of fraud, or intentional, willful or reckless conduct on the part of the indemnifying party.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     Section 8.01 Notices. Any notice, demand or communication required, permitted or desired to be given hereunder will be in writing and will be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy and telex) or overnight courier, or five days after being deposited in the United States mail, with postage prepaid thereon, by certified or registered mail, return receipt requested, addressed as follows:
If to Buyer and Owner:
Dreamer Media, LLC
c/o MGR Entertainment
1880 Century Park East
Suite 1600

Los Angeles, CA 90067
Attention: Dean Gelfand
     with copies to:
Goldring, Hertz & Lichtenstein, LLP
450 N. Roxbury Dr., 8th Floor
Beverly Hills, CA 90210
Attn: Travis Pananides, Esq.
fax: (310) 550-5210
if to or Seller:
Premier Exhibitions, Inc.
3340 Peachtree Road NE
Suite 2250
Atlanta, Georgia 30326
Attention: Chief Executive Officer
fax: (404) 842-2626
     with copies to:
Premier Exhibitions, Inc.
3340 Peachtree Road NE
Suite 2250
Atlanta, Georgia 30326
Attention: Chief Executive Officer
fax: (404) 842-2626
     and
Premier Exhibitions, Inc.
500 Mamaroneck Avenue
Suite 320
Harrison, New York 10528
Attention: Robert A. Brandon, Deputy General Counsel
Fax: (914) 304-8131
or to such other address, and to the attention of such other person or officer as any party may designate by notice given in like manner.
     Section 8.02 Entire Agreements and Amendments; Merger Agreement. This Agreement, including the exhibits, the schedules and the Buyer Closing Documents and the Seller Closing Documents, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained herein and no others. This Agreement may be amended, and the terms hereof may be modified, only by a writing executed by each party hereto, and any matter referred to herein as mutually agreed to or designated by the parties must be evidenced by such a writing. For the avoidance of doubt, nothing contained in this Agreement, the Seller Closing Documents or Buyer Closing Documents shall modify, amend, terminate, limit or otherwise affect the rights, obligations, liabilities or remedies of any party under the Merger Agreement.
     Section 8.03 Inferences. Inasmuch as this Agreement is the result of negotiations between the parties of equal bargaining power represented by counsel, no inference in favor of or against either party will be drawn form the fact that any portion of this Agreement has been drafted by or on behalf of such party.
     Section 8.04 Reliance. Buyer acknowledges that it is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits, risks and suitability of entering into this Agreement and the transactions contemplated hereby. Buyer is dealing with the Seller on a professional arm’s-length basis and has expertise in assessing tax, legal, jurisdictional, regulatory and other risks associated with entering into this Agreement and the transactions contemplated hereby. Buyer further acknowledges that it itself has been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into, and in connection with this Agreement and the transactions contemplated hereby it has made such an independent appraisal and assessment of, the financial condition, creditworthiness, affairs, status and nature of the Purchased Assets and it is not relying, and will not hereafter rely, on the Seller, any affiliate or representative of the Seller or any other third party with respect to such appraisal or assessment or to update it with respect to such matters or to keep such matters under review on its behalf.
     Section 8.05 Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties agrees that, except as may be required to comply with the requirements of any law, rule or regulation, and the rules and regulations of each stock exchange upon which the securities of any of the parties or their affiliates are listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by Buyer and Seller.
     Section 8.06 Cost of Transaction. Except as otherwise provided herein, each party will bear the fees, expenses and disbursements of itself and its affiliates, agents, representatives, accountants, qualified intermediaries, counsel and bankers incurred in connection with the subject matter hereof.
     Section 8.07 Enforcement Expenses. In the event any party elects to incur legal expenses to enforce, defend or interpret any provision of this Agreement, as between it and the other party, the prevailing party will be entitled to recover from the other party such legal expenses, including reasonable attorney’s fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

     Section 8.08 Applicable Law; Venue; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to its conflicts of laws principles. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for New York County (the “Chosen Courts”) and, solely in connection with claims arising out of or related to this Agreement, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (d) agrees that service of process in person or by certified or registered United States mail to its address set forth in Section 8.01 will constitute valid in persona service upon such party and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder. Each party hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to jurisdiction and service of process have been read, understood and voluntarily agreed to by such party and that by agreeing to such provisions such party is waiving important legal rights. This Agreement may be executed in multiple counterparts any of which shall be deemed an original but all of which together constitute but one and the same document; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart. Facsimile signatures or signatures delivered by email in .pdf or similar format shall be deemed original signatures for purposes of this Agreement.
     Section 8.09 Parties Bound; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, beneficiaries, successors and assigns. No party may assign any of its rights or obligations under this Agreement without the express written consent of the other parties.
     Section 8.10 No Rights in Third Parties. Nothing contained in this Agreement will be construed as giving rise to any right to enforce its provisions to any party that is not a party to this Agreement under any legal theory.
     Section 8.11 Waivers and Consents. Any waiver of any provision of this Agreement and any consent given hereunder must be in writing signed by the party sought to be bound. The waiver by any party of breach or violation of any provision of this Agreement will not operate as, or be construed to constitute, a waiver of any subsequent breach or violation of the same or any other provision hereof.
     Section 8.12 Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality or unenforceability will in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which will be and remain in full force and effect, enforceable in accordance with its terms.

     Section 8.13 Headings. The Article and Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intention of the parties.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

PREMIER MERCHANDISING, LLC
By:
Name:
Title:

DREAMER MEDIA, LLC
By:
Name:
Title:

[Asset Purchase Agreement Signature Page]